                          NICK ACQUISITION CORPORATION
                          A WHOLLY-OWNED SUBSIDIARY OF

                             HARCOURT GENERAL, INC.
                          HAS AMENDED ITS TENDER OFFER
                    TO INCREASE THE CASH PURCHASE PRICE FOR
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                         NATIONAL EDUCATION CORPORATION
                                       TO

                              $21.00 NET PER SHARE

  THE OFFER HAS BEEN EXTENDED. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MAY 27, 1997, UNLESS FURTHER
                                   EXTENDED.

To Our Clients:                                                     May 14, 1997

     Enclosed for your consideration is an Offer to Purchase dated April 21, 1997 (the "Offer to Purchase"), a Supplement thereto dated May 14, 1997 (the "Supplement"), and the related Letter of Transmittal relating to an offer by Nick Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Harcourt General, Inc., a Delaware corporation, to purchase all of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of National Education Corporation, a Delaware corporation (the "Company"), at a purchase price of $21.00 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, as amended and supplemented by the Supplement, and the related Letter of Transmittal (which together constitute the "Offer"). We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase as amended and supplemented by the Supplement.

     Your attention is directed to the following:

          1. The tender price is $21.00 per Share, net to the seller in cash without interest thereon.

          2. The Offer is made for all of the outstanding Shares.

          3. The Offer is conditioned upon, among other things, Shares representing at least a majority of the total number of outstanding shares of Common Stock of the Company on a fully diluted basis (assuming conversion of all outstanding 6 1/2% Convertible Subordinated Debentures due 2011 of the Company and the exercise of all outstanding options) being validly tendered and not withdrawn prior to the expiration of the Offer. The Offer is also subject to other terms and conditions. See the Introduction and Section 6 of the Supplement. The Offer is not conditioned on obtaining financing. The Offer is no longer subject to the Sylvan Termination Condition, the No Impediments Condition, the Charter Condition or the Section 203 Condition described in the Offer to Purchase.

          4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

          5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, May 27, 1997, unless the Offer is further extended.

          6. Upon the terms and subject to the conditions of the Offer (including, the Supplement and, if the Offer is further extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept for payment and thereby purchase all Shares validly tendered and not withdrawn in accordance with the procedures set forth in
     Section 4 of the Offer to Purchase on or prior to the Expiration Date (as defined in the Supplement). Notwithstanding any other provision of the Offer, payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) Share Certificates for such Shares or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or Philadelphia Depository Trust Company pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase) in connection with a book-entry transfer and (iii) any other documents required by the Letter of Transmittal.

     The Offer is being made solely by the Offer to Purchase, as amended and supplemented by the Supplement, and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.


     Stockholders who have previously validly tendered and not properly withdrawn their Shares pursuant to the Offer are not required to take any further action, except as may be required by the guaranteed delivery procedure if such procedure was utilized. If Shares are accepted for payment and paid for by the Purchaser pursuant to the Offer, such stockholders will receive, subject to the conditions of the Offer, the increased purchase price of $21.00 per Share. See Section 4 of the Offer to Purchase for the procedures for withdrawing Shares tender pursuant to the Offer.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                         NATIONAL EDUCATION CORPORATION

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated April 21, 1997 (the "Offer to Purchase"), the Supplement thereto dated May 14, 1997 (the "Supplement") and the related Letter of Transmittal pursuant to an offer by Nick Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Harcourt General, Inc., a Delaware corporation, to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of National Education Corporation, a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase, as amended and supplemented by the Supplement, and in the related Letter of Transmittal furnished to the undersigned.

   NUMBER OF SHARES TO BE TENDERED*

   --------------------------------------------- SHARES

   DATED                                                               , 1997

                                   SIGN HERE

                                 SIGNATURES(S)

                              PLEASE PRINT NAME(S)

                                    ADDRESS

                         AREA CODE AND TELEPHONE NUMBER

                             TAX IDENTIFICATION OR
                             SOCIAL SECURITY NUMBER

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.